Exhibit 99.1

SUNTERRA


CONTACT: MARILYN WINDSOR
         (702) 304-7149


FOR IMMEDIATE RELEASE
MAY 17, 2006

            SUNTERRA CORPORATION RECEIVES NON-COMPLIANCE NOTICE FROM
                       NASDAQ; COMPANY TO REQUEST HEARING

LAS VEGAS, May 17, 2006 - Sunterra Corporation (Nasdaq: SNRR) today announced that it received a letter from the staff of The Nasdaq Stock Market on May 15, 2006, indicating that, as a result of the Company not timely filing the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, the Company is not in compliance with Nasdaq's filing requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq requires, among other things, that the Company timely file all required reports with the U.S. Securities and Exchange Commission. The staff's determination letter further indicated that unless the Company requests a hearing in accordance with Nasdaq rules, the Company's securities will be delisted from The Nasdaq National Market. The Company intends to appeal the staff determination by requesting a hearing before a Nasdaq Listing Qualifications Panel. Under Nasdaq's rules, a timely hearing request automatically stays the delisting of the Company's securities pending the Panel's decision. There can be no assurance that the Panel will grant the Company's request for continued listing. Pending a decision by the Panel, the Company's common stock will remain listed on The Nasdaq National Market.

As previously disclosed, Sunterra did not file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, with the SEC because: the Company currently does not have an independent registered public accounting firm engaged to perform the required review of such quarterly report; the Company has determined to restate certain of its previously issued financial statements and has concluded that such statements (as well as any related financial information or related auditor's reports) should no longer be relied upon; and the Audit and Compliance Committee of the Company's Board of Directors is currently conducting an investigation, with the assistance of independent legal counsel, into various allegations (including accounting improprieties) made by an individual formerly employed by the Company's Spanish operations.

Sunterra is working diligently to engage an independent registered public accounting firm. In performing the restatements of its historical financial statements, the Company expects to continue to work with its former accounting firm, Grant Thornton LLP, and hopes to complete this effort as expeditiously as possible. The Company plans to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as soon as practicable after the resolution of the foregoing matters, each of which may depend upon the timing and findings of the ongoing investigation.


ABOUT SUNTERRA

Sunterra is one of the world's largest vacation ownership companies with more than 318,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the company, can be found at www.sunterra.com.

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FORWARD-LOOKING STATEMENTS; RISKS AND UNCERTAINTIES

Statements contained in this document that disclose the Company's or management's intentions, expectations or predictions of the future, including restatement adjustments to the Company's previously issued financial statements, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, the actual amounts and effects of the Company's restatement adjustments, and the possibility of material weaknesses in internal control over financial reporting, and the actual dates for its amended SEC filings, could differ materially from those projected in such forward-looking statements. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel, the Company's review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company's Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company's former accounting firm; (4) the possibility that the Nasdaq Listing Qualifications Panel may not grant the Company's request for an extension to regain compliance with Nasdaq listing qualifications or the Company's failure to regain compliance within any extension period, in which case the Company's common stock would be delisted from the Nasdaq National Market; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company's financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; and (9) additional risks and uncertainties and important factors described in the Company's other press releases and in the Company's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.



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